Press Release 99.2

PRESS RELEASE                                                                                      FOR IMMEDIATE RELEASE
January 14, 2008

CHDT CHAIRMAN TENDERS 50 MILLION SHARES TO CHDT
UPDATE ON STP®-BRANDED PRODUCTS

DEERFIELD BEACH, FL:  CHDT Corporation, a Florida corporation (OTCBB: CHDO), announced today that Chairman Howard Ullman has agreed to exchange 50 million shares of his CHDT Common Stock for 750,075 shares of CHDT Series B Convertible Preferred Stock issued by CHDT, which preferred is convertible on demand, which cannot be made until January 11, 2009 or after, for 45 million shares of CHDT Common Stock.  The exchange will provide 50 million shares of Common Stock to CHDT without increasing the authorized shares and should be consummated in the next ten days.

CHDT is in the final stages of negotiating a conventional banking credit facility to finance STP® branded product production for pending orders and for inventory.  Negotiations should be concluded this quarter. CHDT is also negotiating with its overseas suppliers in order to receive payment terms, as opposed to using conventional Letters of Credit, for filling STP® product orders and/or inventory, which arrangement should improve cash flow.  While these negotiations continue and we have yet to sign final agreements on either effort, management is taking these steps to place CHDT in a position to meet its purchasing commitments for STP® orders and inventory and to have funding available for launching a new computer peripheral device in Q2 of FY2008. Chairman Ullman’s share exchange is part of the financing effort.

“My exchange of common for preferred reflects my confidence that CHDT is poised for significant growth over the next 2 years.  With the STP®-branded products receiving orders and with the anticipated introduction of a new computer peripheral device next quarter, I am excited about CHDT’s future prospects.   The share exchange will allow CHDT greater flexibility in financing without increasing its authorized shares of common.  We have geared up for success in the past year and the cost of that effort is reflected in our financial results to date.  We will start to show results in the first two quarters of 2008.” said Howard Ullman, Chairman of CHDT.

About CHDT Corp.: CHDT Corp. (http://www.chdtcorp.com) is a public holding company that engages, through its wholly owned subsidiary, in the development, manufacturing and distribution of consumer products to retailers and wholesalers throughout North America. See http://www.chdtcorp.com for more information about CHDT at www.capstoneindustries.com and www.stptools.com for information on current product offerings. Reference of URL’s in this press release does not incorporate said URL’s or any of their contents in this press release

FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on the Company’s and its subsidiary’s current expectations and involve risks, assumptions and uncertainties. Actual results may differ significantly from expectations, especially since many of those risks, assumptions and uncertainties affecting actual results are beyond the control of CHDT and may not happen or exist as anticipated.  The fact that CHDT or its subsidiary may be receiving product orders or obtaining financing does not mean that CHDT will be profitable now or later, or attain its financial or business expectations and projections. Management actions to assist CHDT are not an indicator or a guarantee of future CHDT success. CHDT undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward looking statements in this press release and risks associated with any investment in CHDT, which is a small business concern and a "penny stock company” and, as such, a highly risky investment, should be evaluated together with the many uncertainties that affect CHDT's business, particularly those mentioned in the cautionary statements and risk factors in current and future CHDT SEC Filings.  Investment decisions should never be based on press releases.

CONTACT:
Janek@capstoneindustries.com
954-252-3440